Exhibit 99.1

PRESS RELEASE

March 7, 2013

CONTACT:	ECB Bancorp, Inc.
Thomas M. Crowder, Chief Financial Officer
(252) 925-5520
(252) 925-8491 facsimile

FOR IMMEDIATE RELEASE

ECB Bancorp, Inc. Reports 2012 Annual and Fourth Quarter Results

ENGELHARD, N.C.-ECB Bancorp, Inc. (NYSE-MKT:ECBE) (“ECB” or the “Company”) today announced its results for the twelve months and three months ended December 31, 2012.

2012 Annual and Fourth Quarter Financial Highlights

For the twelve months ended December 31, 2012, net income was $2,992,000 compared to a net loss for the twelve months ended December 31, 2011 of ($1,024,000). After adjusting for $1,063,000 in preferred stock dividends and accretion of warrant discount, the net income available to common shareholders for the twelve months ended December 31, 2012 was $1,929,000 or $0.68 per diluted share compared to a net loss attributable to common shareholders of ($2,087,000) or ($0.73) per diluted share for the year 2011.

For the three months ended December 31, 2012, the net income totaled $378,000, compared to a net loss of ($1,612,000) in the three months ended December 31, 2011. After adjusting for $266,000 in preferred stock dividends and the accretion of warrant discount, the net income available to common shareholders for the three months ended December 31, 2012 was $112,000 or $0.04 per diluted share, compared to the loss attributable to common shareholders of ($1,878,000) or ($0.66) per diluted share for the three months ended December 31, 2011.

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Other Annual Financial Highlights include:

•	Loans increased 2.6% to $509,371,000 at December 31, 2012 compared to $496,542,000 at December 31, 2011.

•	Annual Net interest income after provision for loan losses increased 27.2% to $23,514,000 for the twelve months ended December 31, 2012 versus $18,488,000 for the same period a year ago.

•	Total interest expense for the twelve months ending December 31, 2012 declined (31.3%) to $6,942,000 from $10,106,000 for the same period in 2011.

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Non-interest income for the twelve months ended December 31, 2012 net of securities gains was $7,144,000, an increase of 15.8% compared to $6,169,000 of non-interest income net of securities gains for the same period in 2011.

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Provision for loan losses charged to operations for the twelve months ended December 31, 2012 totaled $3,401,000, a decrease of (59.9%) compared to the $8,483,000 provision charged to operations for the same period in 2011.

Dwight Utz, President and Chief Executive Officer, stated: “2012 has certainly been a transitional year as it relates to ECB’s return to profitability. I am very proud of bank’s overall performance and the contributions of our associates. However, the most significant milestone in the banks history also took place in September when the Board and I made the strategic decision to merge our company with Crescent Financial Bancshares (VantageSouth Bank). As we enter 2013 the process to gain regulatory approval and begin the integration of the two companies is well underway. The combined franchise value and the earnings capacity that the new organization will represent is taking shape and will drive continued shareholder value in 2013 and beyond.”

Thomas M. Crowder, Executive Vice President and Chief Financial Officer, stated: “We expect rates to continue to remain low in 2013 and expect to see our cost of funding continue to decline as we move through the first half of 2013. Net interest margins expanded slightly in 2012 and we are working hard to continue that trend in 2013.”

Mr. Utz concluded: “With the combination of East Carolina Bank with VantageSouth Bank, we are excited about the benefits this will accrue to shareholders in the way of a stronger capital base and a more diversified footprint that will assist in stronger consistent future earnings. For our banking clients this merger will bring a larger branch network, more flexibility to our borrowing bank clients and the financial ability to bring new innovative services to our market place.”

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About ECB Bancorp, Inc.

ECB Bancorp, Inc. is a bank holding company, headquartered in Engelhard, North Carolina, whose wholly-owned subsidiary, The East Carolina Bank, is a state-chartered, independent community bank insured by the FDIC. The Bank provides a full range of financial services through its 25 offices covering eastern North Carolina from Currituck to Ocean Isle Beach and Greenville to Hatteras. The Bank also provides mortgages, insurance services through the Bank’s licensed agents, and investment and brokerage services offered through a third-party broker-dealer. The Company’s common stock is listed on The NYSE-Amex Market under the symbol “ECBE”. More information can be obtained by visiting ECB’s web site at www.myecb.com.

“Safe Harbor Statement” Under the Private Securities Litigation Reform Act of 1995

Statements in this Press Release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, expectations or beliefs about future events or results, and other statements that are not descriptions of historical facts, may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, risk factors discussed in the Company’s 2011 Annual Report on Form 10-K and in other documents filed by the Company with the Securities and Exchange Commission from time to time. Forward-looking statements may be identified by terms such as “may”, “will”, “should”, “could”, “expects”, “plans”, “intends”, “anticipates”, “feels”, “believes”, “estimates”, “predicts”, “forecasts”, “potential” or “continue”, or similar terms or the negative of these terms, or other statements concerning opinions or judgments of the Company’s management and Board of Directors about future events. Factors that could influence the accuracy of such forward-looking statements include, but are not limited to: pressures on the Company’s earnings, capital and liquidity resulting from current and future conditions in the credit and equity markets; the financial success or changing strategies of the Company’s customers; actions of government regulators or changes in laws, regulations or accounting standards that adversely affect our business; changes in the interest rate environment and the level of market interest rates that reduce our net interest margins and/or the values of loans we make and securities we hold; weather and similar conditions, particularly the effect of hurricanes on the Company’s banking and operations facilities and on the Company’s customers and the communities in which it does business; continued or unexpected increases in credit losses in the Company’s loan portfolio; continued adverse economic conditions and real estate values in our banking market (particularly as those conditions affect our loan portfolio, the abilities of our borrowers to repay their loans, and the values of loan collateral); and other developments or changes in our business that we do not expect. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee future results, levels of activity, performance or achievements. All forward-looking statements attributable to the Company are expressly qualified in their entirety by the cautionary statements in this paragraph. The Company has no obligation, and does not intend, to update these forward-looking statements.

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ECB BANCORP, INC. AND SUBSIDIARY

Consolidated Balance Sheets

December 31, 2012 and 2011

(Dollars in thousands, except per share data)

	December 31, 2012	December 31, 2011*
Assets
Non-interest bearing deposits and cash	$15,940	$18,363
Interest bearing deposits	61	63
Overnight investments	20,080	6,305

Total cash and cash equivalents	36,081	24,731

Investment securities
Available-for-sale, at market value (cost of $293,034 and $338,685 at December 31, 2012 and 2011, respectively)	294,771	339,450

Loans held for sale	3,917	2,866

Loans	509,371	496,542
Allowance for loan losses	(10,272)	(12,092)

Loans, net	499,099	484,450

Real estate and repossessions acquired in settlement of loans, net	6,413	6,573
Federal Home Loan Bank common stock, at cost	3,790	3,456
Bank premises and equipment, net	25,569	26,289
Accrued interest receivable	4,342	5,308
Bank owned life insurance	12,156	11,778
Other assets	13,485	16,376

Total	$899,623	$921,277

Liabilities and Shareholders’ equity
Deposits
Demand, noninterest bearing	$142,293	$135,732
Demand, interest bearing	303,104	270,119
Savings	56,026	55,517
Time	250,243	336,277

Total deposits	751,666	797,645

Accrued interest payable	408	519
Short-term borrowings	42,942	11,679
Long-term obligations	16,000	25,500
Other liabilities	5,142	5,491

Total liabilities	816,158	840,834

Shareholders’ equity
Preferred stock, Series A	17,620	17,454
Common stock, par value $3.50 per share	10,167	9,974
Capital surplus	26,024	25,873
Warrants	878	878
Retained earnings	27,855	25,926
Accumulated other comprehensive income (loss)	921	338

Total shareholders’ equity	83,465	80,443

Total	$899,623	$921,277

Common shares outstanding	2,904,841	2,849,841
Common shares authorized ($3.50 par value)	50,000,000	50,000,000
Preferred shares outstanding	17,949	17,949
Preferred shares authorized	2,000,000	2,000,000
Non-voting common shares authorized	2,000,000	2,000,000

*	Derived from audited consolidated financial statements.

ECB BANCORP, INC. AND SUBSIDIARY

Consolidated Results of Operations

For the three and twelve months ended December 31 2012 and 2011 (unaudited)

(Dollars in thousands, except per share data)

	Three months ended December 31,		Twelve months ended December 31,
	2012	2011	2012	2011
Interest income:
Interest and fees on loans	$6,625	$6,870	$26,139	$28,652
Interest on investment securities:
Interest exempt from federal income taxes	157	134	887	485
Taxable interest income	1,343	1,801	6,742	7,862
Dividend income	25	7	65	34
Other interest income	12	6	24	44

Total interest income	8,162	8,818	33,857	37,077

Interest expense:
Deposits:
Demand accounts	308	400	1,462	1,973
Savings	36	98	241	310
Time	986	1,573	4,512	6,925
Short-term borrowings	107	69	387	284
Long-term obligations	71	143	340	614

Total interest expense	1,508	2,283	6,942	10,106

Net interest income	6,654	6,535	26,915	26,971
Provision for loan losses	618	2,252	3,401	8,483

Net interest income after provision for loan losses	6,036	4,283	23,514	18,488

Noninterest income:
Service charges on deposit accounts	1,003	833	3,707	3,262
Other service charges and fees	256	241	1,644	1,225
Mortgage origination fees	383	267	1,611	1,300
Net gain on sale of securities	1,733	749	5,277	2,631
Income from bank owned life insurance	75	102	379	324
Other operating (expense) income	(243)	70	(197)	58

Total noninterest income	3,207	2,262	12,421	8,800

Noninterest expenses:
Salaries	3,180	2,742	11,886	10,869
Retirement and other employee benefits	1,048	716	3,748	2,814
Occupancy	510	508	2,096	2,041
Equipment	623	551	2,403	2,173
Professional fees	951	604	1,784	1,386
Supplies	41	60	184	238
Communications/Data lines	182	173	734	710
FDIC insurance	208	178	819	941
Other outside services	124	165	595	602
Net cost of real estate and repossessions acquired in settlement of loans	491	696	1,959	1,438
Data processing and related expenses	382	501	1,545	1,062
Securities purchase agreement termination fees	—	1,686	—	1,686
Other operating expenses	687	836	3,791	3,896

Total noninterest expenses	8,427	9,416	31,544	29,856

Income (loss) before income taxes	816	(2,871)	4,391	(2,568)
Income tax expense (benefit)	438	(1,259)	1,399	(1,544)

Net income (loss)	378	(1,612)	2,992	(1,024)

Preferred stock dividends	224	224	897	897
Accretion of discount	42	42	166	166

Income (loss) available to common shareholders	$112	$(1,878)	$1,929	$(2,087)

Net income (loss) per share—basic	$0.04	$(0.66)	$0.68	$(0.73)

Net income (loss) per share—diluted	$0.04	$(0.66)	$0.68	$(0.73)

Weighted average shares outstanding—basic	2,849,841	2,849,841	2,849,841	2,849,841

Weighted average shares outstanding—diluted	2,872,377	2,849,841	2,856,141	2,849,841

ECB Bancorp, Inc.

Supplemental Quarterly Financial Data (Unaudited)

(Dollars in thousands, except per share data)

	12/31/2012	9/30/2012	6/30/2012	3/31/2012	12/31/2011
Income Statement Data:
Interest income	$8,162	$8,751	$8,445	$8,499	$8,818
Interest expense	1,508	1,676	1,787	1,971	2,283

Net interest income	6,654	7,075	6,658	6,528	6,535
Provision for loan losses	618	1,917	866	—	2,252
Net after provision expense	6,036	5,158	5,792	6,528	4,283
Noninterest income	3,207	5,254	2,221	1,739	2,262
Noninterest expense	8,427	7,942	7,257	7,918	9,416
Income (loss) before income taxes	816	2,470	756	349	(2,871)
Income tax expense (benefit)	438	821	168	(28)	(1,259)

Net income (loss)	378	1,649	588	377	(1,612)
Preferred stock dividend & accretion of discount	266	267	266	265	266

Net income (loss) available to common shareholder	$112	$1,382	$322	$112	$(1,878)

Per Share Data and Shares Outstanding:
Net income—basic	$0.04	$0.48	$0.11	$0.04	$(0.66)
Net income—diluted	0.04	0.48	0.11	0.04	(0.66)
Cash dividends	—	—	—	—	0.05
Book value at period end	22.67	23.15	23.06	22.34	22.10
Dividend payout ratio	0.00%	0.00%	0.00%	0.00%	-7.58%
Weighted-average number of common shares outstanding:
Basic	2,849,841	2,849,841	2,849,841	2,849,841	2,849,841
Diluted	2,872,377	2,851,408	2,849,841	2,849,841	2,849,841
Shares outstanding at period end	2,904,841	2,904,841	2,849,841	2,849,841	2,849,841

Balance Sheet Data:
Total assets	$899,623	$927,592	$944,266	$916,274	$921,277
Loans—gross	509,371	516,934	506,257	491,383	496,542
Allowance for loan losses	10,272	11,385	10,780	11,385	12,092
Investment securities	294,771	284,963	350,779	348,810	339,450
Interest earning assets	831,990	859,682	871,725	847,893	848,682
Premises and equipment, net	25,569	25,773	26,111	26,286	26,289
Total deposits	751,666	779,413	795,488	772,597	797,645
Short-term borrowings	42,942	41,827	42,101	39,218	11,679
Long-term obligations	16,000	16,000	18,000	18,000	25,500
Shareholders’ equity	83,465	84,837	83,260	81,168	80,443

Selected Performance Ratios (annualized):
Return on average assets	0.17%	0.70%	0.26%	0.16%	-0.70%
Return on average shareholders’ equity	1.78%	7.82%	2.87%	1.86%	-7.85%
Net interest margin	3.20%	3.32%	3.23%	3.22%	3.10%
Efficiency ratio	84.2%	63.3%	79.8%	93.4%	105.3%

Asset Quality Ratios:
Non-accruing loans to period-end loans	3.18%	3.49%	3.60%	3.82%	3.08%
Performing TDR’s loans to period-end loans	1.88%	2.16%	2.06%	2.34%	2.07%
Nonperforming loans to period-end loans	5.06%	5.64%	5.66%	6.17%	5.15%
Allowance for loan losses to period-end loans	2.02%	2.20%	2.13%	2.32%	2.44%
Allowance for loan losses to nonperforming loans	39.9%	39.0%	37.6%	37.6%	47.3%

Net charge-offs to average loans (annualized)	1.35%	1.02%	1.18%	0.57%	1.85%

Capital Ratios:
Tangible equity to total assets	7.32%	7.25%	6.96%	6.95%	6.84%
Equity-to-assets ratio	9.28%	9.15%	8.82%	8.86%	8.73%
Leverage Capital Ratio	8.58%	8.27%	8.25%	8.23%	8.25%
Tier 1 Capital Ratio	12.35%	12.36%	12.09%	12.39%	12.59%
Total Capital Ratio	13.60%	13.62%	13.35%	13.65%	13.85%